Exhibit 99.1

CONTACT:
Tere Miller
Vice President, Corporate Communications

760-741-2111 ext. 177

REALTY INCOME ANNOUNCES RECORD
SECOND QUARTER AND MID-YEAR OPERATING RESULTS

ESCONDIDO, CALIFORNIA, August 2, 2006...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O) today announced operating results for the second quarter and six months ended June 30, 2006.

COMPANY HIGHLIGHTS:
(For the quarter ended June 30, 2006,
as compared to the same quarterly period in 2005)

•      Revenue increased 19.7% to $56.5 million

•      Funds from Operations (FFO) available to common stockholders increased 21.7% to $37.6 million

•      FFO per diluted common share increased 10.3% to $0.43 per share

•      Net income available to common stockholders per diluted common share was $0.27 per share

•      Dividends paid per share increased 5.7%

•      Increased the monthly dividend in June for the 35th consecutive quarter

•      Same store rents increased 0.5% to $43.79 million

•      Invested $59.7 million in 23 additional properties

Financial Results

Revenue Increases

Realty Income’s revenue for the second quarter ended June 30, 2006, increased 19.7% to $56.5 million as compared to $47.2 million for the same period in 2005.

Revenue, for the six months ended June 30, 2006, increased 19.3% to $111.7 million as compared to $93.6 million for the same period in 2005.

Net Income Available to Common Stockholders
Net income available to common stockholders, for the quarter ended June 30, 2006, was $24.3 million as compared to $22.3 million for the same period in 2005. On a diluted per common share basis, net income for the quarter was $0.27 per share as compared to $0.28 per share for the same period in 2005.

Net income available to common stockholders, for the six months ended June 30, 2006, was $46.8 million as compared to $43.5 million for the same period in 2005. On a diluted per common share basis, net income was $0.54 per share as compared to $0.55 per share for the same period in 2005.

The calculation to determine net income for a real estate company includes gains from the sale of investment properties and impairments. Net income can be significantly impacted by property sales and impairments, which vary from quarter to quarter.

During the second quarter of 2006, income from continuing operations available to common stockholders was $0.25 per diluted common share as compared to $0.24 per diluted common share for the same period in 2005.

During the first six months of 2006, income from continuing operations available to common stockholders was $0.50 per diluted share as compared to $0.48 per diluted share for the same period in 2005.

Funds from Operations (FFO) Available to Common Stockholders

FFO, for the second quarter ended June 30, 2006, increased 21.7% to $37.6 million as compared to $30.9 million for the same period in 2005. FFO per diluted common share increased 10.3% to $0.43 per share, for the quarter ended June 30, 2006, as compared to $0.39 per share for the same period in 2005. FFO per diluted common share before Crest’s contribution, for the quarter ended June 30, 2006, increased 10.5% to $0.42 per share as compared to $0.38 per share for the same period in 2005. For a calculation of FFO before Crest’s contributions, see pages 6 and 7.

FFO, for the six months ended June 30, 2006, increased 17.6% to $72.9 million as compared to $62.0 million for the same period in 2005. FFO per diluted common share increased 9.0% to $0.85 per share as compared to $0.78 per share for the same period in 2005. FFO per diluted common share before Crest’s contribution, for the six months ended June 30, 2006, increased 9.2% to $0.83 per share as compared to $0.76 per share for the same period in 2005.

The Company considers FFO to be an appropriate supplemental measure of a Real Estate Investment Trust’s (REIT’s) operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. FFO is an alternative, non-GAAP, measure that is also considered to be a good indicator of a company’s ability to generate income to pay dividends. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. (See the reconciliation of net income available to common stockholders to FFO on page 6).

Dividend Information

In June 2006, Realty Income announced the 35th consecutive quarterly increase in the amount of the monthly dividend on its common stock to an annualized amount of $1.41 per share. This marked the 39th increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. On a quarter to quarter basis, dividends paid per share increased 5.7% to $0.351 per share in the second quarter of 2006, as compared to $0.332 per share in the second quarter of 2005. Through June 30, 2006, the Company has paid 431 consecutive monthly dividends and continues its 37-year history of declaring and paying dividends every month.

Real Estate Portfolio Update

As of June 30, 2006, Realty Income’s portfolio of freestanding, single-tenant, retail properties consisted of 1,684 properties located in 48 states, leased to 102 retail chains doing business in 29 retail industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 12.3 years.

Portfolio Management Activities

The Company’s portfolio of retail real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of June 30, 2006, portfolio occupancy was 98.7% with only 22 properties available for lease out of 1,684 properties in the portfolio.

Rent Increases

Same store rents on 1,439 properties under lease, during the three months ended June 30, 2006 and 2005, increased 0.5% to $43.79 million from $43.58 million in 2005. Same store rents on 1,439 properties under lease during the six months ended June 30, 2006 and 2005 increased 0.6% to $87.55 million compared to $87.05 million in 2005.

Property Acquisitions

During the second quarter, Realty Income and Crest invested $59.7 million in 23 new properties and properties under development. Realty Income invested $58.3 million in 22 new properties and properties under development with an initial average contractual lease yield of 9.0%. The 22 new properties acquired by Realty Income are located in 10 states and are 100% leased under net-lease agreements with an initial average lease length of 17.4 years. They are leased to six different retail chains in five separate industries.

During the six months ended June 30, 2006, Realty Income and its wholly-owned subsidiary, Crest Net Lease, Inc., invested $154.9 million in 51 new properties and properties under development. Realty Income invested $146.2 million in 48 new properties and properties under development with an initial average contractual lease yield of 8.8%. The 48 new properties acquired by Realty Income are located in 14 states and are 100% leased under net-lease agreements with an initial average lease length of 18.0 years. They are leased to nine different retail chains in six separate industries.

Realty Income maintains a $300 million unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. The outstanding balance on the Company’s acquisition credit facility at the end of the second quarter was $82.3 million with $217.7 million available to fund new property acquisitions.

Property Dispositions

Realty Income continued to successfully execute its core portfolio asset disposition program. The objective of the program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company’s real estate portfolio or increase the average lease length.

During the second quarter ended June 30, 2006, Realty Income sold five properties for $4.6 million, which resulted in a gain on sales of $1.4 million.

During the first six months of 2006, Realty Income sold 10 properties for $6.7 million, which resulted in a gain on sales of $2.2 million.

Other Second Quarter 2006 Activities

Crest Net Lease

Crest Net Lease, Inc. (Crest), Realty Income’s wholly-owned subsidiary, is focused on acquiring and subsequently marketing net-leased properties for sale. During the second quarter ended June 30, 2006, Crest sold one property for $3.8 million and reported a gain on sale of $520,000. Crest also invested $1.4 million in one new property during the second quarter.

For the six months ended June 30, 2006, Crest sold five properties for $10.2 million and reported a gain on sales of $1.4 million. During this same period, Crest invested $8.7 million in three new properties and properties under development. As of June 30, 2006, Crest carried an inventory of $45.7 million, which consists of 15 properties that are held for sale.

Crest’s contribution to Realty Income’s FFO depends on the timing and number of property sales, if any, in a given quarter. Therefore, Crest’s contribution can fluctuate and add volatility to Realty Income’s reported FFO and net income on a comparable quarterly and annualized basis. During the second quarter ended June 30, 2006, Crest generated $537,000, or $0.01 per diluted common share, in FFO (and net income) for Realty Income as compared to $296,000, or $0.00 per diluted common share, in FFO for the same period in 2005. During the six months ended June 30, 2006, Crest generated $1.4 million, or $0.02 per diluted common share, in FFO (and net income) for Realty Income as compared to $1.1 million, or $0.01 per diluted common share, in FFO (and net income) for Realty Income for the same period in 2005.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Tom A. Lewis, Chief Executive Officer, stated, “The Monthly Dividend Company® ended the second quarter and first six months of 2006 with solid operating results in all areas of the business. Revenues for the second quarter increased 19.7%, and rose 19.3% for the six months ended June 30, 2006. Revenue increases for both the quarter and year-to-date are the result of strong acquisition volume in the first six months of 2006, record property acquisitions in 2005 and continued increases in same store rents on our existing portfolio. Revenue increases contributed to a record increase in FFO per share, which increased over 10% during the quarter and 9% for the first six months of the year. In addition, our property portfolio continued to perform well with portfolio occupancy at 98.7% and just 22 properties available for lease as of the end of the second quarter. Continued strong financial results also allowed us to increase the amount of the monthly dividend for the 39th time since going public in 1994 and for the 35th consecutive quarter. Shareholders enjoyed an increase in dividends paid of 5.6% during the first six months of 2006.

“Property acquisitions continue to be substantial and we are benefiting from a pipeline that continues to yield attractive acquisition opportunities. Realty Income and Crest combined invested $59.7 million in 23 properties during the second quarter and had invested about $155 million in 51 properties as of the six months ended June 30, 2006. The average initial lease rate for the properties acquired by Realty Income during the second quarter was approximately 9.0% and for the first six months the average initial lease rate was 8.8%, both of which represent excellent yields and a positive spread over our cost of capital. The initial average lease term on properties acquired during the first six months of the year was 18.0 years. This reflects our continued focus on acquiring properties with 15- to 20-year leases that support the payment of monthly dividends.

“In terms of access to capital to fund acquisitions, since we funded the majority of acquisitions made during the first six months of the year with a common stock offering during the first quarter, we have approximately $218 million available on our $300 million acquisition credit facility. Thus we have ample funding available for future acquisitions.

“We are pleased with the results of the first half of the year and we continue to place the income needs of our shareholders as our highest priority when making capital allocation and property investment decisions. This focus, we believe, is important to fulfilling our mission as The Monthly Dividend Company®.”

FFO Commentary

Realty Income’s FFO per diluted common share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per diluted common share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates, occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, charges for property impairments, and the operations of Crest.

2006 Estimates

Management estimates that FFO per diluted common share for 2006 should range from $1.69 to $1.72, which would represent annual FFO per diluted common share growth of approximately 4.3% to 6.2%, compared to 2005 FFO per share of $1.62. This represents an increase from the Company’s previous 2006 FFO per share estimates of $1.68 to $1.72. FFO for 2006 is based on an estimated net income per diluted common share range of $1.09 to $1.12, adjusted (in accordance with NAREIT’s definition of FFO) for estimated real estate depreciation of $0.65 and potential gain on sales of investment properties of $0.05 per share.

Management further estimates that Crest could contribute between $0.03 to $0.06 per share to Realty Income’s FFO during 2006. Crest’s primary business is the purchase and sale of properties for a profit. These sales may occur at various times during the course of the year, which could cause FFO, in certain quarters, to fluctuate on a comparable quarterly and annualized basis.

The Company does not intend to provide quarterly estimates of FFO. Absent changes in annual FFO guidance at the end of each quarter, it may be presumed that the Company’s overall estimates for 2006 have not changed.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, the availability of capital to finance planned growth, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of Crest, the Company’s subsidiary, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of June 30, 2006, the Company had paid 431 consecutive monthly dividends throughout its 37-year operating history. The monthly income is supported by the cash flows from over 1,600 retail properties owned under long-term lease agreements with leading regional and national retail chains. The Company is an active buyer of net-leased retail properties nationwide.

Note to Editors:

Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or via the internet at http://www.realtyincome.com/Investing/News.html

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2006 and 2005

(dollars in thousands, except per share amounts)

	Three Months Ended 6/30/06	Three Months Ended 6/30/05	Six Months Ended 6/30/06	Six Months Ended 6/30/05
REVENUE
Rental	$55,738	$47,080	$110,803	$93,470
Other	766	135	852	172

	56,504	47,215	111,655	93,642
EXPENSES
Interest	11,930	9,793	25,127	18,851
Depreciation and amortization	14,801	11,163	28,324	21,888
General and administrative	4,355	3,706	8,600	7,762
Property	685	1,008	1,545	1,875
Income taxes	231	203	462	401

	32,002	25,873	64,058	50,777

Income from continuing operations	24,502	21,342	47,597	42,865
Income from discontinued operations:
Real estate acquired for resale by Crest	537	296	1,416	1,129
Real estate held for investment	1,601	3,028	2,515	4,175
	2,138	3,324	3,931	5,304

Net income	26,640	24,666	51,528	48,169
Preferred stock cash dividends	(2,351)	(2,351)	(4,702)	(4,702)

Net income available to common stockholders	$24,289	$22,315	$46,826	$43,467

Funds from operations available to common stockholders (FFO)	$37,622	$30,874	$72,922	$62,036

Per share information for common stockholders:
Income from continuing operations:
Basic and diluted	$0.25	$0.24	$0.50	$0.48
Net income:
Basic	$0.28	$0.28	$0.55	$0.55
Diluted	$0.27	$0.28	$0.54	$0.55

FFO before Crest contribution per common share:
Basic	$0.42	$0.38	$0.83	$0.77
Diluted	$0.42	$0.38	$0.83	$0.76
Crest	$0.01	$0.00	$0.02	$0.01
Total FFO	$0.43	$0.39	$0.85	$0.78

Cash dividends paid	$0.351	$0.332	$0.699	$0.662

FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

	Three Months Ended 6/30/06	Three Months Ended 6/30/05	Six Months Ended 6/30/06	Six Months Ended 6/30/05

Net income available to common stockholders	$24,289	$22,315	$46,826	$43,467
Depreciation and amortization:
Continuing operations	14,801	11,163	28,324	21,888
Discontinued operations	20	86	57	225
Depreciation of furniture, fixtures & equipment	(47)	(35)	(92)	(67)
Gain on sales of investment properties:
Continuing operations	—	(14)	—	(14)
Discontinued operations	(1,441)	(2,641)	(2,193)	(3,463)

Funds from operations available to common stockholders	$37,622	$30,874	$72,922	$62,036

Dividends paid to common stockholders	$31,242	$26,414	$60,496	$52,676

FFO in excess of dividends	$6,380	$4,460	$12,426	$9,360

FFO per common share, basic and diluted	$0.43	$0.39	$0.85	$0.78
Weighted average number of common shares used for computation per share:
Basic	88,305,175	79,597,321	85,791,994	79,589,462
Diluted	88,466,024	79,676,168	85,988,206	79,667,812

CONTRIBUTIONS BY CREST NET LEASE TO FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

Crest Net acquires properties with the intention of reselling them rather than holding them as investments and operating the properties. Consequently, we classify properties acquired by Crest Net as held for sale at the date of acquisition and do not depreciate them. The operations of Crest Net’s properties are classified as “income from discontinued operations, real estate acquired for resale.”

	Three Months Ended 6/30/06	Three Months Ended 6/30/05	Six Months Ended 6/30/06	Six Months Ended 6/30/05
Gain on sales of real estate acquired for resale	$520	$422	1,426	$1,649
Rental revenue	990	287	2,094	569
Interest expense	(737)	(163)	(1,463)	(310)
General and administrative expense	(75)	(134)	(154)	(273)
Property expenses	4	(25)	(33)	(51)
Income taxes	(165)	(91)	(454)	(455)
Funds from operations contributed by Crest	$537	$296	$1,416	$1,129

Crest FFO per common share, basic and diluted	$0.01	$0.00	$0.02	$0.01

Total FFO	$37,622	$30,874	$72,922	$62,036
Less FFO contributed by Crest	(537)	(296)	(1,416)	(1,129)
FFO before Crest contribution	$37,085	$30,578	$71,506	$60,907
FFO before Crest contribution per common share:
Basic	$0.42	$0.38	$0.83	$0.77
Diluted	$0.42	$0.38	$0.83	$0.76

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, reduced by gains on sales of investment property and extraordinary items.

HISTORICAL FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

For the three months ended June 30,	2006	2005	2004	2003	2002

Net income available to common stockholders	$24,289	$22,315	$21,446	$18,162	$16,017
Depreciation and amortization	14,774	11,214	10,205	8,291	7,605
Gain on sales of investment properties	(1,441)	(2,655)	(2,500)	(2,952)	(1,395)

Total FFO	$37,622	$30,874	$29,151	$23,501	$22,227

Total FFO per diluted share	$0.43	$0.39	$0.37	$0.34	$0.33

Total FFO	$37,622	$30,874	$29,151	$23,501	$22,227
Less FFO contributed by Crest	(537)	(296)	(2,879)	(157)	(901)
FFO before Crest contribution	$37,085	$30,578	$26,272	$23,344	$21,326

FFO components, per diluted share:(1)
FFO before Crest’s contribution	$0.42	$0.38	$0.33	$0.33	$0.32
Crest FFO contribution	$0.01	$0.00	$0.04	$0.00	$0.01

Total FFO	$0.43	$0.39	$0.37	$0.34	$0.33

Cash dividends paid per share	$0.351	$0.332	$0.302	$0.294	$0.287
Diluted shares outstanding	88,466,024	79,676,168	79,323,180	70,119,216	66,736,718

For the six months ended June 30,

Net income available to common stockholders	$46,826	$43,467	$43,868	$33,767	$31,883
Depreciation and amortization	28,289	22,046	19,991	16,356	15,076
Gain on sales of investment properties	(2,193)	(3,477)	(3,949)	(3,123)	(2,523)

Total FFO	$72,922	$62,036	$59,910	$47,000	$44,436

Total FFO per diluted share	$0.85	$0.78	$0.77	$0.67	$0.67

Total FFO	$72,922	$62,036	$59,910	$47,000	$44,436
Less FFO contributed by Crest	(1,416)	(1,129)	(6,154)	(242)	(1,264)
FFO before Crest contribution	$71,506	$60,907	$53,756	$46,758	$43,172

FFO components, per diluted share:(1)
FFO before Crest’s contribution	$0.83	$0.76	$0.69	$0.67	$0.65
Crest FFO contribution	$0.02	$0.01	$0.08	$0.00	$0.02

Total FFO	$0.85	$0.78	$0.77	$0.67	$0.67

Cash dividends paid per share	$0.699	$0.662	$0.602	$0.587	$0.572
Diluted shares outstanding	85,988,206	79,667,812	77,822,186	70,065,888	66,461,634

(1)  The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS
As of June 30, 2006 and December 31, 2005
(dollars in thousands, except per share amounts)

	2006	2005
ASSETS
Real estate, at cost:
Land	$790,040	$746,016
Buildings and improvements	1,444,747	1,350,140
	2,234,787	2,096,156
Less accumulated depreciation and amortization	(366,053)	(341,193)

Net real estate held for investment	1,868,734	1,754,963
Real estate held for sale, net	47,943	47,083
Net real estate	1,916,677	1,802,046
Cash and cash equivalents	10,746	65,704
Accounts receivable	4,814	5,044
Goodwill	17,206	17,206
Other assets	26,154	30,988

Total assets	$1,975,597	$1,920,988

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$10,865	$10,121
Accounts payable and accrued expenses	19,879	20,391
Other liabilities	10,259	9,562
Line of credit payable	82,300	136,700
Notes payable	755,000	755,000

Total liabilities	878,303	931,774

Stockholders’ equity:
Preferred stock and paid in capital, par value $1.00 per share, 20,000,000 shares authorized, 5,100,000 issued and outstanding	123,804	123,804
Common stock and paid in capital, par value $1.00 per share, 200,000,000 shares authorized, 89,129,472 and 83,696,647 issued and outstanding in 2006 and 2005, respectively	1,256,793	1,134,300
Distributions in excess of net income	(283,303)	(268,890)

Total stockholders’ equity	1,097,294	989,214

Total liabilities and stockholders’ equity	$1,975,597	$1,920,988

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue (1)
	For the
	Quarter	For the Years Ended
Industries	Ended June 30, 2006	Dec 31, 2005	Dec 31, 2004	Dec 31, 2003	Dec 31, 2002	Dec 31, 2001	Dec 31, 2000
Apparel stores	1.4%	1.6%	1.8%	2.1%	2.3%	2.4%	2.4%
Automotive collision services	1.4	1.3	1.0	0.3	—	—	—
Automotive parts	2.9	3.4	3.8	4.5	4.9	5.7	6.0
Automotive service	6.6	7.6	7.7	8.3	7.0	5.7	5.8
Automotive tire services	6.2	7.2	7.8	3.1	2.7	2.6	2.3
Book stores	0.3	0.3	0.3	0.4	0.4	0.4	0.5
Business services	0.1	0.1	0.1	0.1	0.1	0.1	0.1
Child care	11.1	12.7	14.4	17.8	20.8	23.9	24.7
Consumer electronics	1.2	1.3	2.1	3.0	3.3	4.0	4.9
Convenience stores	17.2	18.7	19.2	13.3	9.1	8.4	8.4
Crafts and novelties	0.4	0.4	0.5	0.6	0.4	0.4	0.4
Drug stores	2.9	2.8	0.1	0.2	0.2	0.2	0.2
Entertainment	1.8	2.1	2.3	2.6	2.3	1.8	2.0
Equipment rental services	0.3	0.4	0.3	0.2	—	—	—
Financial services	0.1	0.1	0.1	—	—	—	—
General merchandise	0.5	0.5	0.4	0.5	0.5	0.6	0.6
Grocery stores	0.6	0.7	0.8	0.4	0.5	0.6	0.6
Health and fitness	4.3	3.7	4.0	3.8	3.8	3.6	2.4
Home furnishings	3.3	3.7	4.1	4.9	5.4	6.0	5.8
Home improvement	3.1	1.1	1.0	1.1	1.2	1.3	2.0
Motor vehicle dealerships	3.6	2.6	0.6	—	—	—	—
Office supplies	1.4	1.5	1.6	1.9	2.1	2.2	2.3
Pet supplies and services	1.1	1.3	1.4	1.7	1.7	1.6	1.5
Private education	0.7	0.8	1.1	1.2	1.3	1.5	1.4
Restaurants	9.5	9.4	9.7	11.8	13.5	12.2	12.3
Shoe stores	—	0.3	0.3	0.9	0.8	0.7	0.8
Sporting goods	3.0	3.4	3.4	3.8	4.1	0.9	—
Theaters	9.8	5.2	3.5	4.1	3.9	4.3	2.7
Travel plazas	0.3	0.3	0.4	0.3	—	—	—
Video rental	2.2	2.5	2.8	3.3	3.3	3.7	3.9
Other	2.7	3.0	3.4	3.8	4.4	5.2	6.0
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1)        Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified to discontinued operations.

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) regarding the timing of the initial lease term expirations (excluding extension options) on our 1,656 net leased, single-tenant and certain other retail properties as of June 30, 2006 (dollars in thousands):

Lease Expiration Schedule

	Total Portfolio			Initial Expirations (3)			Subsequent Expirations (4)
Year	Total Number of Leases Expiring (1)	Rental Revenue for the Quarter Ended 6/30/06 (2)	% of Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended 6/30/06	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended 6/30/06	% of Total Rental Revenue
2006	67	$1,415	2.6%	19	$492	0.9%	48	$923	1.7%
2007	121	2,193	4.0	86	1,581	2.9	35	612	1.1
2008	107	2,309	4.3	63	1,486	2.8	44	823	1.5
2009	94	2,032	3.8	32	753	1.4	62	1,279	2.4
2010	73	1,533	2.9	36	896	1.7	37	637	1.2
2011	63	1,942	3.6	37	1,314	2.4	26	628	1.2
2012	45	1,400	2.6	43	1,349	2.5	2	51	0.1
2013	74	3,201	5.9	66	2,989	5.5	8	212	0.4
2014	48	1,997	3.6	36	1,755	3.2	12	242	0.4
2015	90	1,786	3.3	65	1,227	2.3	25	559	1.0
2016	18	537	1.0	16	449	0.8	2	88	0.2
2017	22	1,531	2.8	18	1,464	2.7	4	67	0.1
2018	23	1,014	1.9	23	1,014	1.9	—	—	—
2019	94	4,647	8.6	93	4,451	8.2	1	196	0.4
2020	83	3,068	5.7	81	3,035	5.6	2	33	0.1
2021	142	4,520	8.3	141	4,492	8.3	1	28	—
2022	93	2,521	4.7	93	2,521	4.7	—	—	—
2023	233	6,432	11.9	232	6,406	11.9	1	26	*
2024	58	1,741	3.2	58	1,741	3.2	—	—	—
2025	65	5,648	10.4	61	5,585	10.3	4	63	0.1
2026	32	1,476	2.8	31	1,437	2.7	1	39	0.1
2028	2	54	0.1	2	54	0.1	—	—	—
2030	1	186	0.3	1	186	0.3	—	—	—
2033	3	357	0.7	3	357	0.7	—	—	—
2034	2	230	0.4	2	230	0.4	—	—	—
2037	2	325	0.6	2	325	0.6	—	—	—
2043	1	13	*	—	—	—	1	13	*

Totals	1,656	$54,108	100.0%	1,340	$47,589	88.0%	316	$6,519	12.0%

*Less than 0.1%

(1)                Excludes six multi-tenant properties and 22 vacant unleased properties, one of which is a multi-tenant property.  The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)                Includes rental revenue of $116 from properties reclassified to discontinued operations and excludes revenue of $1,746 from six multi-tenant properties and from 22 vacant and unleased properties at June 30, 2006.

(3)                Represents leases to the initial tenant of the property that are expiring for the first time.

(4)                Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio (excluding properties owned by Crest) as of June 30, 2006 (dollars in thousands):

Geographic Diversification

				Rental Revenue
			Approximate	For the Quarter	Percentage of
	Number of	Percent	Leasable	Ended June 30,	Rental
State	Properties	Leased	Square Feet	2006 (1)	Revenue
Alabama	18	94%	187,000	$417	0.7%
Alaska	2	100	128,500	259	0.5
Arizona	71	100	344,500	1,909	3.4
Arkansas	8	88	48,800	139	0.2
California	61	100	1,101,900	3,987	7.1
Colorado	46	100	385,800	1,791	3.2
Connecticut	16	100	245,600	943	1.7
Delaware	15	100	27,700	316	0.6
Florida	131	99	1,276,500	5,086	9.1
Georgia	102	99	712,800	2,810	5.0
Idaho	14	100	91,900	364	0.7
Illinois	55	98	696,200	3,223	5.8
Indiana	39	95	357,900	1,668	3.0
Iowa	14	93	97,700	231	0.4
Kansas	24	83	531,000	781	1.4
Kentucky	15	100	51,900	390	0.7
Louisiana	14	100	65,200	284	0.5
Maryland	24	100	218,800	1,131	2.0
Massachusetts	37	100	203,100	996	1.8
Michigan	13	100	81,600	300	0.5
Minnesota	20	100	337,100	1,258	2.3
Mississippi	38	92	205,200	749	1.3
Missouri	42	98	500,800	1,433	2.6
Montana	2	100	30,000	74	0.1
Nebraska	17	100	190,100	565	1.0
Nevada	15	100	191,000	826	1.5
New Hampshire	10	100	89,600	373	0.7
New Jersey	26	100	200,100	1,056	1.9
New Mexico	7	100	53,300	136	0.2
New York	28	96	419,400	1,976	3.5
North Carolina	52	100	348,200	1,542	2.8
North Dakota	5	100	31,900	54	0.1
Ohio	105	100	661,500	2,544	4.6
Oklahoma	22	100	110,600	447	0.8
Oregon	17	100	253,300	561	1.0
Pennsylvania	81	100	481,300	2,272	4.1
Rhode Island	1	100	3,500	29	0.1
South Carolina	55	100	215,800	1,416	2.5
South Dakota	7	100	18,300	76	0.1
Tennessee	98	100	451,400	2,215	4.0
Texas	191	99	2,056,100	5,667	10.1
Utah	6	83	35,100	95	0.2
Vermont	1	100	2,500	22	*
Virginia	62	100	431,900	2,313	4.1
Washington	37	100	243,900	707	1.3
West Virginia	1	0	12,200	—	0.0
Wisconsin	17	94	157,400	392	0.7
Wyoming	2	100	9,300	31	0.1
Totals/Average	1,684	99%	14,595,200	$55,854	100.0%

* Less than 0.1%

(1)   Includes rental revenue for all properties owned by Realty Income at June 30, 2006, including revenue from properties reclassified to discontinued operations of $116.